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                                                                    EXHIBIT 23.9



                        [PORTOCK, BYE & CO. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reviewed reports dated March 6, 1998, March 19, 1997 and February 17, 1996, with respect to the financial statements of Brampton Associates, L.P. for the years ended December 31, 1997, 1996 and 1995, respectively, in the Registration Statement Form S-4 of Aimco Properties, L.P.

                                             Respectfully,


                                             /s/ PORTOCK, BYE & CO.
                                             Portock, Bye & Co.